UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2002

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Item 5. Other Events

Credit Ratings

On December 11, 2002, Moody's Investors Service (Moody's) confirmed the current credit ratings of Portland General Electric Company (PGE, or the Company), as indicated below, and changed its rating outlook from "On Review for Possible Downgrade" to "Negative". In its confirmation, Moody's cited PGE's recent creation of a bankruptcy remote structure as a "significant credit enhancement" for the Company that "facilitated strengthening of PGE's liquidity." (For further information, see "Credit Ratings" in Item 2. - "Management's Discussion and Analysis of Financial Condition and Results of Operations" in PGE's Form 10-Q for the quarterly period ended September 30, 2002).

Moody's further noted that its ratings of PGE consider the Company's "fundamentally sound operations", "healthy capitalization ratios", and "comfortable levels of earnings and cash flows." The negative ratings outlook reflects current uncertainties related to ongoing Federal Energy Regulatory Commission (FERC) investigations of PGE's role in western region power trading activities, potential contingent obligations related to parent company Enron Corp.'s bankruptcy, and potential event risk related to the auction of remaining viable assets (including PGE) being conducted by Enron.

Moody's current ratings of PGE are as follows:

First Mortgage Bonds Baa2

Senior unsecured debt Baa3

Preferred stock Ba2

Commercial paper Prime-3

Outlook: Negative

Federal Investigation - Wholesale Power Markets

Enron Trading Strategies

On December 10, 2002, the FERC trial staff released a Revised Statement of Asserted Violations (Revised Statement) and its initial testimony in its investigation of PGE (Docket EL02-114-000). The assertions in the Revised Statement and testimony are limited to PGE's self-reported failure to properly post on a public web site information about a number of energy transactions with Enron Power Marketing, Inc. (EPMI), and alleged violations for affiliate dealings with EPMI relating to a series of transactions that occurred in April-June 2000, involving PGE, EPMI, and Avista Energy, Inc. The latter were also previously reported to FERC on May 22, 2002 in response to a May 8, 2002 FERC data request. The trial staff recommended a remedy of revocation of PGE's market-based rate authority for two years, and a requirement that PGE's application for reinstatement of market-based rates include documentation supporting revised procedures to ensure that posting errors and violations of affiliate rules do not occur again. PGE and the trial staff have agreed to convene settlement discussions on December 17, 2002.

For further information, see "Federal Investigations - Wholesale Power Markets" in Item 2. - "Management's Discussion and Analysis of Financial Condition and Results of Operations" in PGE's Form 10-Q for the quarterly period ended September 30, 2002.

Item 9. Regulation FD Disclosure

Revolving Credit Facility Terms

To assist investors, financial analysts, and other interested parties in their analysis of PGE, the Company wishes to disclose for Regulation FD purposes selected terms of its revolving credit facilities. PGE's $72 million 364-day revolving credit facility, which expires in June 2003, and its three year $150 million revolving credit facility, which expires in July 2003, each contain rating sensitive pricing. Neither facility contains rating triggers that would cause acceleration, default, or puts. The facilities do have material adverse change clauses and covenants that limit consolidated indebtedness, as such term is defined in the facilities, to 60% of total capitalization, and that require a minimum 2.25:1 ratio of earnings before interest and taxes (EBIT) to consolidated interest expense. PGE's indebtedness to total capitalization and interest coverage ratios at September 30, 2002 were 45.2% and 2.77:1, respectively. Both facilities are secured by first mortgage bonds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

December 13, 2002	By:	/s/ James J. Piro
James J. Piro Executive Vice President, Finance Chief Financial Officer and Treasurer

December 13, 2002	By:	/s/ Kirk M. Stevens
Kirk M. Stevens Controller and Assistant Treasurer